Exhibit 4.1

TRANSDIGM INC.,

TRANSDIGM GROUP INCORPORATED,

THE GUARANTORS NAMED HEREIN,

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of February 15, 2012

to

Indenture

Dated as of December 14, 2010

by and among

TRANSDIGM INC.,

TRANSDIGM GROUP INCORPORATED,

THE GUARANTORS NAMED THEREIN,

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

7.75% Senior Subordinated Notes due 2018

of TransDigm Inc.

This THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 15, 2012, by and among AmSafe Global Holdings, Inc., a Delaware corporation (“AmSafe Global”), AP Global Holdings, Inc., a Delaware corporation (“AP Global Holdings”), AP Global Acquisition Corp., a Delaware corporation (“AP Global Acquisition”), AmSafe Industries, Inc., a Delaware corporation (“AmSafe Industries”), Bridport Holdings, Inc., a Delaware corporation (“Bridport Holdings”), AmSafe, Inc., a Delaware corporation (“AmSafe Inc.”), AmSafe Aviation, Inc., a Georgia corporation (“AmSafe Aviation”), AmSafe Commercial Products, Inc., a Delaware corporation (“AmSafe Commercial”), AmSafe Bridport, Inc., a Delaware corporation (“AmSafe Bridport”), Bridport-Air Carrier, Inc., a Washington corporation (“Bridport-Air”), Bridport Erie Aviation, Inc., a Delaware corporation (“Bridport Erie”), and AmSafe – C Safe, Inc., a Delaware corporation (“AmSafe – C Safe” and, collectively with AmSafe Global, AP Global Holdings, AP Global Acquisition, AmSafe Industries, Bridport Holdings, AmSafe Inc., AmSafe Aviation, AmSafe Commercial, AmSafe Bridport, Bridport-Air and Bridport Erie, the “Guaranteeing Subsidiaries”), TransDigm Inc., a Delaware corporation (the “Company”), TransDigm Group Incorporated, a Delaware corporation (“TD Group”), Adams Rite Aerospace, Inc., a California corporation (“Adams Rite”), MarathonNorco Aerospace, Inc., a Delaware corporation (“Marathon”), Champion Aerospace LLC, a Delaware limited liability company (“Champion”), Avionic Instruments LLC, a Delaware limited liability company (“Avionic”), Skurka Aerospace Inc., a Delaware corporation (“Skurka”), CDA InterCorp LLC, a Florida limited liability company (“CDA”), Aviation Technologies, Inc., a Delaware corporation (“ATI”), Avtech Corporation, a Washington corporation (“Avtech”), Transicoil LLC, a Delaware limited liability company (“Transicoil”), AeroControlex Group, Inc., a Delaware corporation (“AeroControlex”), Malaysian Aerospace Services, Inc., a Delaware corporation (“Malaysian”), Bruce Aerospace Inc., a Delaware corporation (“Bruce Aerospace”), Bruce Industries, Inc., a Colorado corporation (“Bruce Industries”), CEF Industries, LLC, a Delaware limited liability company (“CEF”), Aircraft Parts Corporation, a New York corporation (“APC”), Acme Aerospace, Inc., a Delaware corporation (“Acme”), Dukes Aerospace, Inc., a Delaware corporation (“Dukes”), Semco Instruments, Inc., a Delaware corporation, (“Semco”), Hartwell Corporation, a California corporation (“Hartwell”), McKechnie Aerospace DE, Inc., a Delaware corporation (“McKechnie Aerospace DE”), McKechnie Aerospace Holdings, Inc., a Delaware corporation (“McKechnie Aerospace Holdings”), McKechnie Aerospace Investments, Inc., a Delaware corporation (“McKechnie Aerospace Investments”), McKechnie Aerospace US LLC, a Delaware limited liability company (“McKechnie Aerospace US”), Texas Rotronics, Inc., a Texas corporation (“Rotronics”), Western Sky Industries, LLC, a Delaware limited liability company (“Western”), Schneller Holdings LLC, a Delaware limited liability company (“Schneller Holdings”), Schneller LLC, a Delaware limited liability company (“Schneller”), Schneller International Sales Corp., an Ohio corporation (“Schneller International”) and Harco Laboratories, Incorporated, a Connecticut corporation (“Harco” and, together with TD Group, Adams Rite, Marathon, Champion, Avionic, Skurka, CDA, ATI, Avtech, Transicoil, AeroControlex, Malaysian, Bruce Aerospace, Bruce Industries, CEF, APC, Acme, Dukes, Semco, Hartwell, McKechnie Aerospace DE, McKechnie Aerospace Holdings, McKechnie Aerospace Investments, McKechnie Aerospace US, Rotronics, Western, Schneller Holdings, Schneller, and Schneller International, the “Existing Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Indenture referred to below. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.

WITNESSETH:

WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of December 14, 2010 (as supplemented by the First Supplemental Indenture thereto, dated as of September 22, 2011, and the Second Supplemental Indenture thereto, dated as of December 9, 2011, the “Indenture”), providing for the issuance by the Company of 7.75% Senior Subordinated Notes due 2018 (the “Notes”) and the guarantees thereof by each of the Existing Guarantors;

WHEREAS, the Indenture provides that under certain circumstances described therein, newly created or acquired Domestic Restricted Subsidiaries shall execute and deliver to the Trustee a supplemental indenture to the Indenture providing for a senior subordinated guarantee of payment of the Notes by such Domestic Restricted Subsidiary (the “Guarantee”);

WHEREAS, all things necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company, the Existing Guarantors and the Guaranteeing Subsidiaries have been done; and

WHEREAS, pursuant to Section 9.01(g) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	GUARANTEE, ETC. Each of the Guaranteeing Subsidiaries hereby agrees that from and after the date hereof it shall be a Guarantor under the Indenture and be bound by the terms thereof applicable to Guarantors and shall be entitled to all of the rights and subject to all the obligations of a Guarantor thereunder.

3.	RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. The Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.	EXECUTION AND DELIVERY. Each of the Guaranteeing Subsidiaries agrees that the Guarantee granted by it pursuant to the terms hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

5.	NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any of the Guaranteeing Subsidiaries (or any successor entity) (other than the Company or the Existing Guarantors), as such, shall have any liability for any obligations of the Company, TD Group, the Guaranteeing Subsidiaries or any other Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

6.	NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE GUARANTEES GRANTED HEREUNDER WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.	COUNTERPART ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.	EFFECT OF HEADINGS. The Section headings have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

9.	THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the Existing Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date hereof.

TRANSDIGM INC.

By:	/s/ Gregory Rufus
Name: Gregory Rufus
Title: Executive Vice President and Chief Financial Officer

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Name: Gregory Rufus
Title: Executive Vice President and Chief Financial Officer

ACME AEROSPACE, INC.

ADAMS RITE AEROSPACE, INC.

AEROCONTROLEX GROUP, INC.

AIRCRAFT PARTS CORPORATION

AMSAFE – C SAFE, INC.

AMSAFE AVIATION, INC.

AMSAFE BRIDPORT, INC.

AMSAFE COMMERCIAL PRODUCTS, INC.

AMSAFE GLOBAL HOLDINGS, INC.

AMSAFE, INC.

AMSAFE INDUSTRIES, INC.

AP GLOBAL ACQUISITION CORP.

AP GLOBAL HOLDINGS, INC.

AVIATION TECHNOLOGIES, INC.

AVTECH CORPORATION

BRIDPORT-AIR CARRIER, INC.

BRIDPORT ERIE AVIATION, INC.

BRIDPORT HOLDINGS, INC.

BRUCE AEROSPACE INC.

BRUCE INDUSTRIES, INC.

DUKES AEROSPACE, INC.

HARTWELL CORPORATION

HARCO LABORATORIES, INCORPORATED

MALAYSIAN AEROSPACE SERVICES, INC.

MARATHONNORCO AEROSPACE, INC.

MCKECHNIE AEROSPACE DE, INC.

MCKECHNIE AEROSPACE HOLDINGS, INC.

MCKECHNIE AEROSPACE INVESTMENTS, INC.

MCKECHNIE AEROSPACE US LLC

    By: McKechnie Aerospace DE, Inc., its sole member

SCHNELLER INTERNATIONAL SALES CORP.

SEMCO INSTRUMENTS, INC.

SKURKA AEROSPACE INC.

TEXAS ROTRONICS, INC.

TRANSICOIL LLC

    By: Aviation Technologies, Inc., its sole member

WESTERN SKY INDUSTRIES, LLC

    By: McKechnie Aerospace Investments, Inc., its sole member

By: /s/ Gregory Rufus
Name: Gregory Rufus
Title: Treasurer and Secretary

AVIONIC INSTRUMENTS LLC CDA INTERCORP LLC CEF INDUSTRIES, LLC CHAMPION AEROSPACE LLC SCHNELLER HOLDINGS LLC SCHNELLER LLC
By: Schneller Holdings LLC, its sole member

By:	TransDigm Inc., its sole member

By:	/s/ Gregory Rufus
Name: Gregory Rufus
Title: Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President